AMENDMENT NO. 1 TO PUT AGREEMENT

     AMENDMENT NO. 1 (the "Amendment") to the Put Agreement dated as of September 21, 1999, as amended (the "Put Agreement"), is made between and among WALT ANDERSON, LEON GENET, REVISION LLC, a Delaware limited liability company ("Revision"), TOTAL-TEL USA COMMUNICATIONS, INC., a New Jersey corporation (the "Company"), and FOUNDATION FOR INDEPENDENT NONGOVERNMENTAL DEVELOPMENT OF SPACE, a Delaware non-profit corporation ("FINDS"). Capitalized terms used herein without definition shall have the meanings specified in the Put Agreement.

                        W I T N E S S E T H:

          WHEREAS, Walt Anderson, Leon Genet, Revision and the Company entered into the Put Agreement on September 21, 1999; and

          WHEREAS, the parties hereto desire to make the amendments to the Put Agreement set foth herein in order to allow Revision to transfer its obligation to purchase up to 104,320 shares of the Company's Common Stock to FINDS.

          NOW, THEREFORE, in consideration of the above mentioned premises, the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficient of which is hereby acknowledged, the parties hereto agree as follows:

          1.   Transfer of Revision's Obligation to Purchase Common Stock.

               (a) The second sentence of Section 6.5 of the Put Agreement is hereby amended by deleting it in its entirety and restated it in its entirety to read as follows:

               No party shall assign its rights or delegate its obligations hereunder without the prior written consent of the other parties, and any attempt to so assign or delegate this Agreement in whole or in part without such consent shall be void and of no effect; provided, however, that (i) Revision shall be entitled to delegate or otherwise transfer to FINDS its obligation to purchase up to an aggregate of 104,320 shares of the Company's Common Stock, and (ii) the foregoing notwithstanding, in the event FINDS fails to perform any act or obligation delegated or otherwise transferred to it hereunder, Revisions shall remain obligation to perform any such act or obligation (including without limitation the obligation to purchase Securities set forth in Section 2.1) as if no delegation or transfer had been made.

               (b) In Section 3.3, 5.2(b), 5.2(d) and 5.2(e), each use the word "Revision" shall be amended to read "Re3visions and/or FINDS, as applicable".

               (c) Section 4.2 of the Put Agreement is hereby amended by adding a new clause (d) which shall read in its entirety as follows:

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                (d)     FINDS represents and warrants, as fo the date hereof
     and again on the date of Closing, that (i) it has full authority to execute and deliver this Agreement, (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against FINDS in accordance with its terms, and
    (iii) subject to the provisions of Section 3.2(a), the execution, delivery and performance by FINDS of this Agreement will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to FINDS.

                         2.   Conforming and Corrective Amendments.

               (a) Section 1.1(o) of the Put Agreement is hereby amended by restating it in its entirety to read as follows:

                (o)     "Securities Act" shall have the meaning set forthin
      Section 4.2(a).

                (b) In Section 5.2(c), the phrase "Walt Anderson shall cause Revision" shall be amended to read "Walt Anderson shall cause Revision and FINDS"

          3. No Other Amendments. Except as expressly set forth in Amendment No. 1 and this Amendment, there are no other amendments to the Put Agreement and the Put Agreement remains in full force and effect as amended as of the date hereof.

          4. General Matters. The provisions of Article VI of the Put Agreement are incorporated, mutatis mutandis, into this Amendment by reference.













                          [Signature page follows]

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          IN WITNESS WHEREOF, this Amendment No. 1 to the Put Agreement has been executed and delivered by the parties hereto on this 10th day of March, 2000.


                              REVISION LLC


                              By:
                                  --------------------------------
                                   Name:  Walt Anderson
                                   Title:     Manager



                              FOUNDATION FOR INDEPENDENT
                              NONGOVERMENTAL DEVELOPMENT OF
                              SPACE


                              By:
                                 -------------------------------------
                                   Name:  Walt Anderson
                                   Title:     President



                                  ------------------------------------
                                   Walt Anderson



                                   -------------------------------------
                                   Leon Genet


                                   TOTAL-TEL USA COMMUNICATIONS,
                                   INC.


                                   By:
                                       ------------------------------------
                                        Name:
                                        Title: